UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Kezar Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! KEZAR LIFE SCIENCES, INC. 2024 Annual Meeting Vote by June 17, 2024 11:59 PM ET KEZAR LIFE SCIENCES, INC. 4000 SHORELINE COURT, SUITE 300 SOUTH SAN FRANCISCO, CA 94080 V46874-P10188 You invested in KEZAR LIFE SCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 18, 2024. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 4, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 18, 2024 1:00 PM PDT 4000 Shoreline Court Suite 300 South San Francisco, CA 94080

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Christopher Kirk, Ph.D.	For
1b.	John Fowler	For
2.	Advisory vote on the compensation paid to our named executive officers.	For
3.	Preferred frequency of the advisory vote on the compensation paid to our named executive officers.	1 Year
4.	Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	For
5.	Approval of an amendment to our amended and restated certificate of incorporation to effect, at the discretion of the Board, a reverse stock split of our common stock at a ratio in the range of one-for-two to one-for-twenty, such ratio to be determined at the discretion of the Board.	For

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V46875-P10188